Exhibit 99.1

Farmer Bros. Announces Financial Management Transition

TORRANCE, Calif., March 3, 2010 (BUSINESS WIRE) — Farmer Bros. Co. (NASDAQ: FARM) today announced the appointment of Jeffrey A. Wahba as treasurer and chief financial officer, effective June 1. The Company said Peter B. Knepper will continue in his current role as interim CFO and will assist with the executive transition.

Mr. Wahba, 53, has extensive experience as a financial executive. He currently serves as CFO of Nero AG, a digital-media software provider that is based in Glendale, Calif. and Karlsbad, Germany. He has agreed to assist Nero in the transition to a CFO successor before he steps into his new role at Farmer Bros. He will report to Roger M. Laverty III, chief executive officer.

“Jeffrey Wahba brings financial skills and business acumen that Farmer Bros. needs as it drives toward its next level of growth,” Mr. Laverty said. “We are pleased that Peter Knepper has agreed to continue his contributions to our executive team during this interim period and to assist with this transition.”

Earlier, Mr. Wahba served as CFO of HireRight, Inc., a global leader in employment background screening solutions, based in Irvine, Calif, which he helped lead through its initial public offering in 2007. Previously, he served as CFO of the Henry Group of Companies, an international manufacturer of building products and a distributor of premium wines, from 1986 to 2006. He also served as CFO of Vault Corp., a software security firm, and as international controller of Max Factor and Co., a cosmetics manufacturer. He graduated from Stanford University with a B.S. and M.S. in Industrial Engineering and Engineering Management and earned an M.B.A. degree from the University of Southern California.

Mr. Knepper, a partner with Tatum, a division of the SFN Group, an executive services firm, has advised and held senior financial management positions at several major corporations. His recent engagements were with International Rectifier Corp., a semiconductor manufacturer, as acting CFO and as vice president of finance and accounting. Earlier, he served as interim CFO of MDI, Inc., a publicly traded company serving the security products industry, and as CFO of Key3Media Group. Mr. Knepper served 10 years as CFO of Ticketmaster Group, an automated ticketing services company, and began his career with Price Waterhouse & Co. after graduating from the University of Southern California.

About Farmer Bros. Co.

Farmer Bros. Co. is the nation’s largest direct store delivery business for coffee and allied products such as cappuccino, cocoa mixes and spices. It roasts and packages coffee for more than 10 brands; it processes and packages allied products; it directly delivers its products and services to food service operators and retailers in all 48 contiguous states. It also provides private-label coffee programs to retailers through Coffee Bean Intl., one of the nation’s leading specialty coffee roasters. Farmer Bros. has paid a dividend in every year since 1953, and its stock price has risen on a split-adjusted basis from $1.80 a share in 1980. For more information, go to: www.farmerbros.com.

Forward-Looking Statements

Certain statements contained in this press release regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “feels,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, our ability to successfully integrate the CBI and DSD Coffee Business acquisitions, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, the Company’s continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of the third parties’ securities and other investment vehicles in which the Company has invested its short-term assets, as well as other risks described in this press release and other factors described from time to time in the Company’s filings with the SEC.

Contact:

Abernathy MacGregor Group

Jim Lucas or Megan Klein, 213-630-6550